                            CERTIFICATE OF SECRETARY

I, Robert J. Hasling, hereby certify that I am the Secretary of The Minnesota Mutual Life Insurance Company, Saint Paul, Minnesota; that I have charge, custody and control of the record books and corporate seal of said Company; and that the attached is a true and correct copy of a resolution adopted by the Board of Trustees of said Company at a meeting held June 14, 1993, at which meeting a quorum was present and acting throughout.

I hereby certify that the attached resolution has not been modified, amended or rescinded, and continues in full force and effect.

     "RESOLVED, that the Company hereby establishes a separate account in accordance with subdivision 1 of Section 61A.14 of Minnesota Statutes 1992, as amended, for the purpose of issues contracts on a variable basis, which account shall be known as Group Annuity Separate Account, or by such other name as the Chief Executive Officer may determine;

     FURTHER RESOLVED, that such separate account be registered as an investment company pursuant to the provision of the Investment Company Act of 1940, as amended, and that application be made for such exemptions from that Act as may be necessary or desirable;

     FURTHER RESOLVED, that there be prepared and filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended a registration statement, and any amendments thereto, relating to such contracts on a variable basis as may be offered to the public;

     FURTHER RESOLVED, that the Chief Executive Officer of the Company or such officer or officers as he may designate be, and they hereby are, authorized and directed to take such further actions as may in their judgment be necessary and desirable to implement the foregoing resolutions."

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of The Minnesota Mutual Life Insurance Company this 5th day of April, 1994.


(SEAL)
                                        -----------------------------------
                                                      Secretary